REGISTRATION RIGHTS AGREEMENT

between

CYBERONICS, INC.

and

THE INITIAL PURCHASER NAMED HEREIN

Dated September 27, 2005

Registration Rights Agreement (this “Agreement”), dated as of September 27, 2005, between Cyberonics, Inc., a Delaware corporation (together with any successor entity, the “Issuer”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation (the “Initial Purchaser”).

Pursuant to the Purchase Agreement, dated September 21, 2005, between the Issuer and the Initial Purchaser (the “Purchase Agreement”), the Initial Purchaser has agreed to purchase from the Issuer up to $125,000,000 in aggregate principal amount of 3.0% Convertible Senior Subordinated Notes Due 2012 (the “Notes”). The Notes will be convertible into fully paid, nonassessable shares of common stock, par value $0.01 per share, of the Issuer (the “Common Stock”) on the terms, and subject to the conditions, set forth in the Indenture (as defined herein). To induce the Initial Purchaser to purchase the Notes, the Issuer has agreed to provide the registration rights set forth in this Agreement pursuant to the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Advice: As defined in Section 4(c)(ii) hereof.

Agreement: As defined in the preamble hereto.

Business Day: A day other than a Saturday or Sunday or any federal holiday in the United States.

Commission: Securities and Exchange Commission.

Common Stock: As defined in the preamble hereto.

Damages Payment Date: Each Interest Payment Date.

Effectiveness Period: As defined in Section 2(a)(iii) hereof.

Effectiveness Target Date: As defined in Section 2(a)(ii) hereof.

Exchange Act: Securities Exchange Act of 1934, as amended.

Holder: A Person who owns, beneficially or otherwise, Transfer Restricted Securities.

Indenture: The Indenture, dated as of September 27, 2005, between the Issuer and Wells Fargo Bank, National Association, as trustee, pursuant to which the Notes are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

Initial Purchaser: As defined in the preamble hereto.

Interest Payment Date: As defined in the Indenture.

Issuer: As defined in the preamble hereto.

Liquidated Damages: As defined in Section 3(a) hereof.

Majority of Holders: Holders holding over 50% of the aggregate principal amount of Notes outstanding; provided, however, that, for purpose of this definition, a holder of shares of Common Stock which constitute Transfer Restricted Securities and were issued upon conversion of the Notes shall be deemed to hold an aggregate principal amount of Notes (in addition to the aggregate principal amount of Notes held by such holder) equal to the aggregate principal amount of Notes converted by such Holder into such shares of Common Stock.

NASD: National Association of Securities Dealers, Inc.

Notes: As defined in the preamble hereto.

Offering Memorandum: The offering memorandum of the Issuer, dated as of September 21, 2005, relating to the Notes.

Person: An individual, partnership, corporation, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Purchase Agreement: As defined in the preamble hereto.

Questionnaire Deadline: As defined in Section 2(b) hereof.

Record Holder: With respect to any Damages Payment Date, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

Registration Default: As defined in Section 3(a) hereof.

Securities Act: Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 2(a)(i) hereof.

Shelf Registration Statement: As defined in Section 2(a)(i) hereof.

Suspension Period: As defined in Section 4(b)(i) hereof.

TIA: Trust Indenture Act of 1939, as in effect on the date the Indenture is qualified under the TIA.

Transfer Restricted Securities: Each Note and each share of Common Stock issued upon conversion of Notes until the earlier of:

(i) the date on which such Note or such share of Common Stock issued upon conversion has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

(ii) the date on which such Note or such share of Common Stock issued upon conversion is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred pursuant to Rule 144(k) under the Securities Act (or any other similar provision then in force); or

(iii) the date on which such Note or such share of Common Stock issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

Underwritten Registration or Underwritten Offering: A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

SECTION 2. Shelf Registration.

(a) The Issuer shall:

(i) not later than 290 days after the date hereof (the “Shelf Filing Deadline”), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;

(ii) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission no later than 380 days after the date hereof (the “Effectiveness Target Date”); and

(iii) use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof to the extent necessary to ensure that it (A) is available for resales by the Holders of Transfer Restricted Securities entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time for a period (the “Effectiveness Period”) of:

(1) two years after the date hereof; or

(2) such shorter period that will terminate when (x) all of the Holders of Transfer Restricted Securities are able to sell all Transfer Restricted Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto, (y) when all Transfer Restricted Securities have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise) or (z) all Transfer Restricted Securities registered under the Shelf Registration Statement have been sold.

(b) Subject to Section 2(c) below, no Holder may include any of its Transfer Restricted Securities in the Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Issuer in writing, prior to or on the 10th Business Day after receipt of a request therefor (the “Questionnaire Deadline”), such information as the Issuer may reasonably request, including the information specified in the form of questionnaire attached as Annex A to the Offering Memorandum, for use in connection with the Shelf Registration Statement or the Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws. In connection with all such requests for information from Holders in addition to that set forth in Annex A to the Offering Memorandum, the Issuer shall notify such Holders of the requirements set forth in the preceding sentence.

(c) Beginning on the date the Shelf Registration Statement is declared effective, if necessary to identify such Holder as a selling securityholder in the Shelf Registration Statement, the Issuer shall:

(i) (1) if permitted by the Commission to file a prospectus supplement, within 10 Business Days of receipt of a completed questionnaire, together with such other information as the Issuer may reasonably request, file with the Commission a supplement to the related Prospectus, or

(2) within 30 days of receipt of a completed questionnaire, together with such other information as the Issuer may reasonably request, file with the Commission a post-effective amendment to the Shelf Registration Statement or file any other document required under the Securities Act, and use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date that is 45 days after the date such post-effective amendment is required by this clause to be filed;

(ii) provide such Holder copies of any documents filed pursuant to Section 2(c)(i); and

(iii) notify such Holder as promptly as practicable after (i) the filing of such prospectus supplement pursuant to Section 2(c)(i)(1), or (ii) the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(c)(i)(2);

provided that if such questionnaire is delivered during a Suspension Period, the Issuer shall so inform the Holder delivering such questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above within 5 Business Days after expiration of the Suspension Period; provided further that in no event shall the Issuer be required to file a post-effective amendment to the Shelf Registration Statement for the purpose of naming Holders as selling securityholders pursuant to Section 2(c)(i)(2) until the date that is 30 days after the date the Issuer shall have received questionnaires from Holders of Transfer Restricted Securities holding an aggregate of at least $10 million aggregate principal amount of Transfer Restricted Securities; and provided further that in no event will the Issuer be required to file a post-effective amendment to the Shelf Registration Statement more frequently than once per fiscal quarter. In connection with all such requests for information from Holders in addition to that set forth in Annex A to the Offering Memorandum, the Issuer shall notify such Holders of the requirements set forth in the preceding sentence.

SECTION 3. Liquidated Damages.

(a) If:

(i) the Shelf Registration Statement is not filed with the Commission prior to or on the Shelf Filing Deadline;

(ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;

(iii) subject to the provisions of Section 4(b)(i) hereof, the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days by a post-effective amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself immediately declared effective; or

(iv) prior to or on the 45th, 60th or 90th day, as the case may be, of any Suspension Period, such suspension has not been terminated;

(each such event referred to in foregoing clauses (i) through (iv), a “Registration Default”), the Issuer hereby agrees to pay liquidated damages (“Liquidated Damages”) from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured in respect of the Notes, to each holder of Notes, (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, in an amount per year equal to an additional 0.25% of the principal amount of the Notes and (y) with respect to the period commencing on the 91st day following the day the Registration Default shall have occurred and be continuing, in an amount per year equal to an additional 0.50% of the principal amount of the Notes; provided that in no event shall Liquidated Damages accrue at a rate per year exceeding 0.50% of the principal amount of the Notes.

(b) All accrued Liquidated Damages shall be paid in arrears to Record Holders by the Issuer on each Damages Payment Date by wire transfer of immediately available funds or by federal funds check. Following the cure of all Registration Defaults relating to any particular Note, the accrual of Liquidated Damages with respect to such Note will cease. In no event shall Liquidated Damages be paid to any Holder of a Note that has converted such Note into Common Stock.

All obligations of the Issuer set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

A Holder shall only be entitled to Liquidated Damages pursuant to Section 3(a)(iii) or Section 3(a)(iv) if such Holder shall have returned a completed questionnaire to the Issuer, together with such other information as the Issuer may reasonably request.

The Liquidated Damages set forth above shall be the exclusive monetary remedy available to the Holders of Notes for such Registration Default.

SECTION 4. Registration Procedures.

(a) In connection with the Shelf Registration Statement, the Issuer shall comply with all the provisions of Section 4(b) hereof and shall use its reasonable best efforts to effect such registration to permit the resale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto, shall as expeditiously as possible prepare and file with the Commission a Shelf Registration Statement relating to registration on any appropriate form under the Securities Act.

(b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the resale of Transfer Restricted Securities, the Issuer shall:

(i) Subject to any notice by the Issuer in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use its reasonable best efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period. Upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Issuer shall file promptly an appropriate amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause any such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Issuer may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed 45 days in any 90-day period or an aggregate of 90 days in any 12-month period (each such period, a “Suspension Period”) if, in the Issuer’s reasonable judgment, it possesses material non-public information the disclosure of which would have a material adverse effect on the business of the Issuer (and its subsidiaries, if any, taken as a whole); provided, however, that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Issuer’s ability to consummate such transaction, the Issuer may extend a Suspension Period from 45 days to 60 days.

(ii) Prepare and file with the Commission such post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or Prospectus supplement.

(iii) Advise the selling Holders that have provided the information required by Section 4(d) of this Agreement, the Initial Purchaser, and the underwriter(s), if any, promptly (but in any event within five Business Days) and, if requested by such Persons, confirm such advice in writing:

(A) with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, and when the Prospectus or any Prospectus supplement or post-effective amendment has been filed,

(B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

(C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

(D) of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement or the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading.

If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuer shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(iv) Furnish to each of the selling Holders that have provided the information required by Section 4(d) of this Agreement, the underwriter(s), if any, before filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein or any amendments or supplements to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), which documents will be subject to the review of such Holders, the Initial Purchaser and underwriter(s), if any, for a period of at least ten Business Days, and the Issuer will not file any Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by the Shelf Registration Statement, the Initial Purchaser, or the underwriter(s), if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder, the Initial Purchaser, or underwriter, if any, shall be deemed to have reasonably objected to such filing if the Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission.

(v) If the selling Holders propose to make an underwritten public offering of the Transfer Restricted Securities, subject to the proviso contained in Section 4(b)(ix), make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, any underwriter participating in any distribution pursuant to the Shelf Registration Statement and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Issuer as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the Issuer’s officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, underwriter, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness; provided, however, that any information designated by the Issuer as confidential at the time of delivery of such information shall be kept confidential by the recipient thereof.

(vi) If requested by any selling Holders, the Initial Purchaser or the underwriter(s), if any, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders, the Initial Purchaser, and such underwriter(s), if any, may reasonably request to have included therein, including, without limitation: (1) information relating to the “Plan of Distribution” of the Transfer Restricted Securities, (2) information with respect to the principal amount of Notes or number of shares of Common Stock being sold to such underwriter(s), if any, (3) the purchase price being paid therefor and (4) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Issuer is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment. Notwithstanding the foregoing, the Issuer will only be required to file a post-effective amendment to the Shelf Registration Statement when it has received questionnaires from Holders holding an aggregate of at least $10,000,000 aggregate principal amount of the Notes, and in no event will the Issuer be required to file a post-effective amendment to the Shelf Registration Statement more frequently than once per fiscal quarter.

(vii) Furnish to each selling Holder, the Initial Purchaser, and each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request).

(viii) Deliver to each selling Holder, the Initial Purchaser, and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Issuer in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), the Issuer hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

(ix) If an underwriting agreement is entered into and the registration is an Underwritten Registration, the Issuer shall:

(A) upon request, furnish to each selling Holder and the underwriter(s), if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of closing of any sale of Transfer Restricted Securities in an Underwritten Registration: (1) a certificate, dated the date of such closing, signed by the Chief Financial Officer of the Issuer confirming, as of the date thereof, the matters set forth in Section 5(f) of the Purchase Agreement and such other matters as such parties may reasonably request; (2) opinions, each dated the date of such closing, of counsel to the Issuer covering such of the matters set forth in the exhibits to the Purchase Agreement referred to in Sections 5(a) through 5(d) thereof as are customarily covered in legal opinions to underwriters in connection with primary underwritten offerings of securities; and (3) customary comfort letters, dated the date of such closing, from the Issuer’s independent registered public accounting firm (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement), in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings of securities;

(B) set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 6 hereof with respect to all parties to be indemnified;

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause (ix);

provided, however, that the Issuer shall not be required to facilitate an Underwritten Offering, as set forth in this subsection (ix), pursuant to the Shelf Registration Statement by any Holders unless the offering relates to at least $50,000,000 principal amount of the Transfer Restricted Securities.

(x) Before any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and use its best reasonable efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Issuer shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject itself to taxation in any such jurisdiction if they are not now so subject.

(xi) Cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and, when issued to the purchasers of Transfer Restricted Securities pursuant to the Shelf Registration Statement, not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the selling Holders or the underwriter(s), if any, may request at least two Business Days before any sale of Transfer Restricted Securities made by the selling Holders or such underwriter(s).

(xii) Use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities.

(xiii) Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(xiv) Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Notes that are in a form eligible for deposit with The Depository Trust Company.

(xv) Cooperate with respect to any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

(xvi) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

(xvii) Cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

(xviii) Cause all Transfer Restricted Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which similar securities issued by the Issuer are then listed or quoted.

(xix) Make available to each Holder upon written request by the Holder each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement if such documents are not otherwise publicly available.

(xx) Use its reasonable best efforts to obtain a waiver from each person who would otherwise have the right to have securities of the Issuer (other than Transfer Restricted Securities) registered on the Shelf Registration Statement required by this Agreement. To the extent the Issuer does not receive such waivers, it will use its reasonable best efforts to obtain the consent of such persons from whom waivers are not obtained to file a separate registration statement with respect to all such other registrable securities, rather than include them in the Shelf Registration Statement and, upon receipt of such consent, to register such registrable securities in accordance therewith.

(c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuer of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof, such Holder will, and will use its reasonable best efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

(i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xiii) hereof; or

(ii) such Holder is advised in writing (the “Advice”) by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Issuer, each Holder will (A) deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension or (B) destroy all copies in such Holder’s possession and provide a certificate to the Issuer confirming such destruction.

(d) Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall furnish to the Issuer in writing, prior to or on the 10th Business Day after receipt of a request therefor as set forth in a questionnaire, such information regarding such Holder and the proposed distribution by such Holder of its Transfer Restricted Securities as the Issuer may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. The form of the questionnaire is attached as Annex A to the Offering Memorandum. Holders that do not complete the questionnaire and deliver it to the Issuer shall not be named as selling securityholders in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement and therefore shall not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement. Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall promptly furnish to the Issuer in writing such other information as the Issuer may from time to time reasonably request in writing. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make information previously furnished to the Issuer by such Holder not materially misleading.

SECTION 5. Registration Expenses.

(a) All expenses incident to the Issuer’s performance of or compliance with this Agreement shall be borne by the Issuer regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

(i) all registration and filing fees and expenses (including filings made by any Initial Purchaser, Holders or underwriters with the NASD);

(ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

(iii) all reasonable expenses of printing (including printing of Prospectuses and certificates for the Common Stock to be issued upon conversion of the Notes), messenger and delivery services and telephone;

(iv) all reasonable fees and disbursements of counsel to the Issuer and, subject to Section 5(b) below, the Holders of Transfer Restricted Securities;

(v) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

(vi) all fees and disbursements of independent registered public accounting firm of the Issuer (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Issuer shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer.

(b) In connection with the review of the Shelf Registration Statement and other documents referred to in this Agreement, the Issuer shall, against a reasonably detailed invoice therefor, reimburse the Initial Purchaser, and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel, which shall be Shearman & Sterling LLP, or such other counsel as may be chosen by a Majority of Holders for whose benefit the Shelf Registration Statement is being prepared.

SECTION 6. Indemnification and Contribution.

(a) The Issuer agrees to indemnify and hold harmless each Initial Purchaser (and each of their directors, officers and employees), each Holder whose securities are included in a Shelf Registration Statement (and each of their directors, officers and employees), each Person who participates as an underwriter (any such Person being an “Underwriter”) and each Person, if any, who controls any Initial Purchaser, Holder or Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Issuer; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by the Initial Purchaser, such Holder or such Underwriter expressly for use in a Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) and (y) with respect to any untrue statement or omission or alleged untrue settlement or omission made in any preliminary prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Transfer Restricted Securities concerned, to the extent that a prospectus relating to such Transfer Restricted Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Transfer Restricted Securities to such person, a copy of the final prospectus if (1) the Issuer had previously furnished copies thereof to such Holder and (2) such loss, claim, damage or liability of such Holder resulted from an untrue statement or omission or alleged untrue settlement or omission contained in or omitted from the preliminary prospectus which was corrected in the final prospectus; provided further, however, that this indemnity agreement will be in addition to any liability which the Issuer may otherwise have to such Indemnified Party.

(b) Each Holder whose securities are included in a Shelf Registration Statement, severally but not jointly, agrees to indemnify and hold harmless the Issuer (and its directors, officers and employees), the Initial Purchaser (and each of their directors, officers and employees), each Underwriter (and each of their directors, officers and employees) and the other selling Holders (and each of their directors, officers and employees) and each Person, if any, who controls the Issuer, the Initial Purchaser, any Underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of, any untrue statements or alleged untrue statement in the Shelf Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), or the omission or any alleged omission therefrom, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Holder; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Issuer), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above;

provided, however, that the Holder’s indemnification obligations under this Section 6(b) apply only to any untrue statement, alleged untrue statement, omission or alleged omission which was made in reliance upon and in conformity with written information furnished to the Issuer by the Holder expressly for use in the Registration Statement.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer from the offering and sale of the Transfer Restricted Securities on the one hand and a Holder with respect to the sale by the Holder of the Transfer Restricted Securities on the other hand; or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Issuer on the one hand and a Holder on the other hand with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under the Purchase Agreement (before deducting expenses) received by the Issuer, as set forth in the Offering Memorandum on the one hand bear to the total net proceeds received by such Holder with respect to its sale of Transfer Restricted Securities on the other. The relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or parties on the one hand or the indemnified party or parties on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. The Holders’ obligations to contribute as provided in this Section 6(e) are several and not joint. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 6, each Person, if any, who controls an Initial Purchaser, a Holder or an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, such Holder or such Underwriter, and each director of the Issuer, and each Person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuer.

SECTION 7. Rule 144A. In the event the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 8. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder:

(i) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and

(ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 9. Selection of Underwriters. Subject to the proviso contained in Section 4(b)(ix), the Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by a Majority of Holders whose Transfer Restricted Securities are included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Issuer.

SECTION 10. Miscellaneous.

(a) Remedies. The Issuer acknowledges and agrees that any failure by the Issuer to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Issuer’s obligations under Section 2 hereof. The Issuer further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) Adjustments Affecting Transfer Restricted Securities. The Issuer shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

(c) No Inconsistent Agreements. The Issuer will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Issuer shall not, on or after the date hereof, grant to any of its security holders (other than the holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities. Except as disclosed in the Offering Memorandum, the Issuer has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

(d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of a Majority of Holders.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of the Common Stock, as the case may be; and

(ii) if to the Issuer:

Cyberonics, Inc.
100 Cyberonics Boulevard
Houston, Texas 77058
Attention: General Counsel

With a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2300
Houston, Texas 77002-6760
Attention: David Oelman, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that (i) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder and (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Securities Held by the Issuer or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuer or its “affiliates” (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

Very truly yours,

CYBERONICS, INC.

By:/s/ David S. Wise

	Name: Title:	David S. Wise Vice President, General Counsel & Secretary

Agreed and accepted as of the date first

above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By: /s/ Edward D. Baxter

Name: Title:	Edward D. Baxter Director